                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                                MOVIE STAR, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MOVIE STAR, INC.

1115 Broadway
New York, New York 10010

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD ON DECEMBER 13, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Movie Star, Inc., a New York corporation ("Company"), will be held at Club 101 on the Main Floor at 101 Park Avenue, New York, New York on Tuesday, December 13, 2005, at 9:30 A.M., for the following purposes, all as more fully described in the attached proxy statement:

1.    To elect seven directors to serve for the ensuing one-year period and until their successors are elected and qualified.

2.    To approve an amendment to the Company's Certificate of Incorporation to eliminate the personal liability of directors to the fullest extent permitted by the New York Business Corporation Law.

3.    To ratify the selection of Mahoney Cohen & Company, CPA, P.C. as auditors.

4.    To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on October 24, 2005 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. Whether or not you expect to attend the meeting, you are earnestly requested to date, sign and return the accompanying form of proxy in the enclosed addressed, postage-prepaid envelope. Returning a proxy will not affect your right to vote in person if you attend the meeting. You may revoke your proxy if you so desire at any time before it is voted. We would greatly appreciate the prompt return of your proxy as this will assist us in preparing for the meeting.

By Authority of the Board of Directors
Saul Pomerantz, Secretary

New York, New York
October 28, 2005

MOVIE STAR, INC.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Movie Star, Inc., a New York corporation ("Company"), for use at the Annual Meeting of Shareholders to be held at Club 101 on the Main Floor at 101 Park Avenue, New York, New York, on Monday December 13, 2005, at 9:30 A.M. local time.

This Proxy Statement and the accompanying proxy card, together with the Annual Report to Shareholders for the fiscal year ended June 30, 2005, are first being mailed on or about October 28, 2005, to shareholders of record on October 24, 2005.

What matters am I voting on?

You are being asked to vote on the following matters:

•	The election of seven Directors to serve for the ensuing one-year period and until their successors are elected and qualified;

•	To approve an amendment to the Company's Certificate of Incorporation to eliminate the personal liability of directors to the fullest extent permitted by the New York Business Corporation Law;

•	To ratify the selection of Mahoney Cohen & Company, CPA, P.C. as auditors; and

•	To transact such other business as may properly come before the meeting and any and all postponements or adjournments.

Who is entitled to vote?

Persons who were holders of our common stock as of the close of business on October 24, 2005, the record date, are entitled to vote at the meeting. As of October 24, 2005, we had issued and outstanding 15,686,634 shares of common stock, par value $0.01 per share ("Common Stock"), the Company's only class of voting securities outstanding. Each holder of Common Stock is entitled to one vote for each share held on the record date.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of the Board. The persons named in the proxy have been designated as proxies by the Board. If you sign and return the proxy in accordance with the procedures set forth in this Proxy Statement, the persons designated as proxies by the Board will vote your shares at the meeting as specified in your proxy.

If you sign and return your proxy in accordance with the procedures set forth in this Proxy Statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted as follows:

•	FOR the election of the nominees listed below under Proposal 1;

•	FOR the approval of an amendment to the Company's Certificate of Incorporation to eliminate the personal liability of directors to the fullest extent permitted by the New York Business Corporation Law under Proposal 2; and

•	FOR the ratification of the selection of Mahoney Cohen & Company, CPA, P.C. as auditors under Proposal 3.

If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any adjournments thereof. In the event that any other matters are properly presented at the meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment.

May I change my vote after I return my proxy card?

Any proxy given pursuant to this solicitation may be revoked by you at any time before it is exercised. You may effectively revoke your proxy by:

•	delivering written notification of your revocation to the Secretary of Movie Star;

•	voting in person at the meeting; or

•	delivering another proxy bearing a later date.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the meeting for the meeting to be properly held under our bylaws and New York law. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted ("shareholder withholding") with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting. If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum. Abstentions are voted neither "for" nor "against" a matter, but are counted in the determination of a quorum.

How many votes are needed for approval of each matter?

The election of Directors requires a plurality vote of the votes cast at the meeting. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction of the shareholder to withhold authority, abstentions or a broker non-vote) will not be counted in such nominee's favor. As there are seven directors to be elected, the seven persons receiving the highest votes will be elected if nominees other than those nominated by the Board are presented.

The proposal to amend the Company's Certificate of Incorporation to eliminate the personal liability of Directors to the fullest extent permitted by the New York Business Corporation Law requires the affirmative vote of a majority of all of the outstanding shares of Common Stock. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the proposal.

The ratification of the selection of Mahoney Cohen & Company, CPA, P.C. must be approved by the affirmative of a majority of the votes cast at the meeting. Abstentions from voting with respect to this proposal are counted as "votes cast" with respect to such proposal and, therefore, have the same effect as a vote against the proposal. Shares, which are subject to shareholder withholding or broker non-vote, are not counted as "votes cast" with respect to such proposal and therefore will have no effect on such vote.

How do I vote?

You may vote your shares in one of two ways: by mail or in person at the meeting. The prompt return of the completed proxy card vote will assist us in preparing for the meeting. Date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage needs to be affixed if mailed in the United States). You can specify your choices by marking the appropriate boxes on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 24, 2005 with respect to the stock ownership of (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who beneficially own more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) our chief executive officer and our other executive officers whose total compensation exceeded $100,000 during the fiscal year ended June 30, 2005 (each a "Named Executive Officer") and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
TTG Apparel, LLC 287 Bowman Avenue Purchase, New York 10577	3,532,644	(2)	22.5%
Melvyn Knigin	115,500	(3)	*
Saul Pomerantz	771,910	(4)	4.7%
Thomas Rende	355,300	(5)	2.2%
Joel M. Simon	95,890	(6)	*
Michael A. Salberg	84,533	(7)	*
John Eisel	41,172	(6)	*
Peter Cole	39,763	(6)	*
All directors and officers as a group (7 persons)	1,504,068	(8)	9.1%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following persons is c/o Movie Star, Inc., 1115 Broadway, New York, New York 10010.

(2)	According to a Schedule 13D, dated February 17, 2004, the sole controlling person of TTG Apparel, LLC is Michael T. Tokarz, its Manager.

(3)	Includes 100,000 shares owned by Mr. Knigin's spouse.

(4)	Includes (a) options granted to Saul Pomerantz to purchase (i) 425,000 shares and to Shelley Pomerantz to purchase 50,000 shares (his spouse who also is employed by the Company) pursuant to the 1994 Plan, (ii) 85,000 shares pursuant to the 1988 Non-Qualified Plan and (iii) 130,000 shares pursuant to the 2000 Performance Equity Plan, all of which are exercisable within 60 days of October 24, 2005, (b) 56,910 shares owned by his spouse and (c) 8,000 shares held jointly with his spouse. Excludes options to purchase 40,000 shares under the 1988 Non-Qualified Plan which are not exercisable within 60 days of October 24, 2005.

(5)	Represents (a) options granted to Thomas Rende to purchase (i) 85,000 shares pursuant to the 1994 Plan, (ii) 15,000 shares pursuant to the 1988 Non-Qualified Plan and (iii) 70,000 shares pursuant to the 2000 Performance Equity Plan, all of which are exercisable within 60 days of October 24, 2005, (b) 182,000 shares held jointly with his spouse and (c) 3,300 shares owned by his spouse. Excludes options to purchase 60,000 shares under the 1988 Non-Qualified Plan which are not exercisable within 60 days of October 24, 2005.

(6)	Includes immediately exercisable options granted to each non-employee director of the Company to purchase 12,000 shares pursuant to the 2000 Performance Equity Plan.

(7)	Represents (a) 72,533 shares owned by Michael Salberg's spouse and (b) immediately exercisable options granted to each non-employee director of the Company to purchase 12,000 shares pursuant to the 2000 Performance Equity Plan.

(8)	Includes an aggregate of 908,000 shares that Messrs. Pomerantz, Rende, Cole, Eisel, Simon and Salberg have the right to acquire upon exercise of outstanding options.

PROPOSAL 1

Election of Directors

The Board of Directors, pursuant to the Bylaws, has set the number of directors constituting the full Board at seven directors. All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified.

Unless authority is withheld, the proxies solicited by the Board of Directors will be voted FOR the election of these nominees. In case any of the nominees becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment. The seven nominees for directors, their current positions with the Company, their term of office and their business background are set forth below.

Information Concerning Nominees for Directors

Director Since	Name	Age	Position
1997	Melvyn Knigin	62	Chairman of the Board, President and Chief Executive Officer
1983	Saul Pomerantz	56	Executive Vice President, Chief Operating Officer, Secretary and Director
2004	Thomas Rende	44	Chief Financial Officer and Director
1996	Joel M. Simon(1)(2)	60	Director
2001	Michael A. Salberg(1)(2)(3)	53	Director
2004	Peter Cole(2)(3)	56	Director
2004	John L. Eisel(1)(3)	56	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

Melvyn Knigin has served as President of the Company since September 1997 and Chief Executive Officer since February 1999. He has been as member of the Board of Directors since February 1997. From February 2004 to December 2004, he served as interim Chairman of the Board of Directors and has served as Chairman of the Board since December 2004. From February 1997 to September 1997, Mr. Knigin served as Senior Vice President and Chief Operating Officer. Since joining the Company in 1987 and until February 1997, he was the President of Cinema Etoile, the Company's upscale intimate apparel division. Prior to joining the Company, he had spent most of his career in the intimate apparel industry.

Saul Pomerantz, CPA has served as Chief Operating Officer of the Company since February 1999, as an Executive Vice President since September 1997 and has been a member of the Board of Directors since 1983. From December 1987 to September 1997, he served as the Company's Senior Vice President. From 1981 to December 1987, he was Vice President-Finance. He was Chief Financial Officer from 1982 to February 1999 and has been Secretary of the Company since 1983.

Thomas Rende has served as Chief Financial Officer since February 1999 and as a member of the Board of Directors since April 2004. Since joining the Company in 1989, Mr. Rende has held various positions within the finance department.

Joel M. Simon has been a member of the Board of Directors since 1996. Since July 2000, Mr. Simon has been a principal of XRoads Solutions Group, LLC, a financial consulting and advisory firm. Mr. Simon was the President and Chief Executive Officer of Starrett Corporation, a real estate construction, development and management company from March 1998 to December 1998. Prior to that, Mr. Simon was a private investor from 1996 to 1998, Executive Vice-President and Chief Operating Officer of

Olympia & York Companies (U.S.A.) from 1984 through 1996, and a practicing CPA from 1967 through 1983. Mr. Simon serves as a director and member of the Audit Committee of Avatar Holdings, Inc., a residential real estate company. Mr. Simon has a Bachelor of Science degree in Accounting from Queens College of the City University of New York.

Michael A. Salberg has been a member of the Board of Directors since 2001. Since November 2003, he has served as General Counsel and Deputy Chief Operating Officer of the Anti-Defamation League. Prior to joining the Anti-Defamation League, he was a practicing attorney in New York since 1977. From April 1989 to November 2003, he was a partner in the New York law firm of Graubard Miller and its predecessors. The Graubard Miller firm and its predecessors have represented the Company as legal counsel for many years. Mr. Salberg received his Juris Doctor degree from New York Law School in 1976 and a Bachelor of Arts degree from the University of Cincinnati in 1973.

Peter Cole has been a member of the Board of Directors since April 2004. From April 2001 through July 2005, Mr. Cole served as Chairman of the Board and Chief Executive Officer of Qwiz, Inc., a leading provider of pre-employment competency assessment solutions and training needs analysis. Prior to joining Qwiz, Inc., Mr. Cole was a Managing Director at Citibank responsible for one of its global capital markets businesses. Mr. Cole earned his B.A. degree in economics from the University of Vermont.

John L. Eisel has been a member of the Board of Directors since April 2004. Since 1975, Mr. Eisel has been a partner at Wildman, Harrold, Allen & Dixon LLP, a law firm located in Chicago, Illinois. Mr. Eisel's primary areas of practice are mergers and acquisitions and securities regulation and he is the chairman of his firm's Transactional Department and a member of his firm's Executive Committee. Mr. Eisel earned his B.S. degree in accounting and his Juris Doctor degree from the University of Illinois.

Independence of Directors

The Company's Common Stock is listed on the American Stock Exchange. As a result, the Company follows the rules of the American Stock Exchange in determining whether a director is independent. The Board of Directors also consults with the Company's counsel to ensure that the Board's determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, the Board of Directors affirmatively has determined that Joel Simon, Michael Salberg, Peter Cole and John Eisel will be independent directors of the Company for the ensuing year. The other remaining directors are not independent because they are currently employed by the Company.

Code of Ethics

In September 2004, the Board of Directors adopted a code of ethics that applies to the Company's directors, officers and employees as well as those of its subsidiaries. The code of ethics was filed with the Securities and Exchange Commission on October 22, 2004 as Appendix A to the Company's definitive Proxy Statement used in connection with the Company's Annual Meeting of Shareholders held on December 6, 2004. Requests for copies of the code of ethics should be sent in writing to Movie Star, Inc., 1115 Broadway, New York, New York 10010, Attention: Corporate Secretary.

Board of Directors Meetings and Committees

During the fiscal year ended June 30, 2005, the Board of Directors met six times. All of the Company's directors attended the 2004 Annual Meeting of Shareholders. Although the Company does not have any formal policy regarding director attendance at annual shareholder meetings, it attempts to schedule annual meetings so that all directors can attend. In addition, the Company expects its directors to attend all Board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. No member of the Board of Directors attended fewer than 75% of the total number of meetings of the Board and committees thereof upon which he served during fiscal 2005. The Company has standing Compensation, Audit and Nominating Committees.

Nominating Committee Information and Report

General

The Nominating Committee is comprised of Michael Salberg (chairman), Peter Cole and John Eisel, each an independent director under the American Stock Exchange listing standards. The Nominating

Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board of Directors. The Nominating Committee considers persons identified by its members, management, shareholders, investment bankers and others.

In September 2004, the Board of Directors adopted a written charter and established guidelines for selecting nominees and a method by which shareholders may propose to the Nominating Committee candidates for selection as nominees for directors. The Nominating Committee charter and guidelines were filed with the Securities and Exchange Commission on October 22, 2004 as Appendix B to the Company's definitive Proxy Statement.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. The Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time. The Nominating Committee does not distinguish among nominees recommended by shareholders and other persons.

Procedure for Shareholders to Recommend Director Candidates

Shareholders and others who wish to recommend candidates to the Nominating Committee for consideration as directors must submit their written recommendations to the Nominating Committee and include all of the information described in the section "Shareholder Proposals and Recommendations".

The Nominating Committee recommended to the Board to nominate Melvyn Knigin, Saul Pomerantz, Thomas Rende, Peter Cole, John Eisel, Michael Salberg and Joel Simon as directors for re-election. The Nominating Committee did not receive proposals from any shareholders or others for suggested director candidates.

Meetings and Attendance

The Nominating Committee held one meeting during fiscal 2005.

Audit Committee Information and Report

General

The Company's Audit Committee is comprised of Joel Simon (chairman), John Eisel and Michael Salberg. As required by the American Stock Exchange standards, the Company's Audit Committee is comprised of at least three independent directors who are also "financially literate." These listing standards define an independent director generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. The American Stock Exchange standards define "financially literate" as being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

Financial Expert on Audit Committee

The Board of Directors believes that the Audit Committee has at least one "audit committee financial expert" (as defined in Regulation 240.401(h)(1)(i)(A) of Regulation S-K) serving on its Audit

Committee, such "audit committee financial expert" being Joel Simon. The Board of Directors also believes that Mr. Simon would be considered an "independent director" under Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

Meetings and Attendance

The Audit Committee met five times during fiscal 2005.

Audit Committee Pre-Approval Policies and Procedures

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before the Company engages its independent accountant to render audit or permitted non-audit services, the engagement is approved by the Audit Committee. The Audit Committee approved all of the fees referred to in the section below entitled "Principal Accountant Fees and Services" for fiscal 2005.

Principal Accountant Fees and Services

The following table summarizes the aggregate fees (rounded to the nearest $1,000) billed to the Company for the years ended June 30, 2005 and 2004 for professional services rendered by the Company's principal accountant, Mahoney Cohen & Company, CPA, P.C.

	Years Ended June 30,
	2005	2004
Audit Fees (1)	$85,000	$84,000
Audit Related Fees (2)	20,000	28,000
Other Fees (3)	25,000	10,000
	$130,000	$122,000

(1)	Represents the aggregate fees billed for professional services rendered by the Company's principal accountant in connection with the audit of the Company's consolidated financial statements and review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q.

(2)	Represents the aggregate fees billed for professional services rendered by the Company's principal accountant in connection with the audit of the Company's employee benefit plans, services related to the acquisition of the assets of Sidney Bernstein & Son Lingerie, Inc. and the review of the Company's Form S-8 filing.

(3)	Represents the aggregate fees billed for professional services rendered by the Company's principal accountant for tax compliance, tax advice and tax planning.

Audit Committee Report

Pursuant to the Audit Committee charter, the Audit Committee's responsibilities include, among other things:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in the Company's Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

•	discussing with management and the independent auditor the effect on our financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures;

•	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

•	reviewing disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for our Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management the Company's compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by the Company's independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and reporting process. The Company's independent auditors are responsible for auditing those financial statements and expressing an opinion on the fairness of the Company's audited financial statements in conformity with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has met and held discussions with management and the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent auditors and management the auditor's independence, including with regard to fees for services rendered during the fiscal year and all other professional services rendered by the Company's independent auditors.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2005, for filing with the Securities and Exchange Commission.

Audit Committee
Joel M. Simon Michael A. Salberg John L. Eisel

Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings made by the Company under those statutes, the sections set forth above under the captions entitled "Audit Committee Information and Report" and below under the captions entitled "Compensation Committee Report on Executive

Compensation" and "Stock Price Performance Graph" will not be incorporated by reference in any of those prior filings or any future filings by the Company.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for the fiscal years indicated for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the other executive officers whose compensation exceeded $100,000 during the fiscal year ended June 30, 2005 ("Named Executive Officers").

SUMMARY COMPENSATION TABLE
		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Number of Options (#)
Melvyn Knigin
Chairman of the	2005	527,437	—		28,714	(3)	—
Board, President and	2004	505,127	—		1,094,508	(2)	—
Chief Executive Officer	2003	478,888	160,956	(1)	27,207	(3)	—
Saul Pomerantz
Executive Vice President	2005	250,961	—		12,039	(3)	50,000	(5)
and Chief Operating Officer	2004	251,922	—		9,878	(3)	—
	2003	250,807	72,113	(1)	11,049	(3)	—
Thomas Rende
Chief Financial Officer	2005	211,440	—		4,239	(4)	75,000	(5)
	2004	168,843	—		3,009	(4)	—
	2003	168,351	53,652	(1)	2,738	(4)	—

(1)	Represents bonus compensation paid to the individual in connection with his participation in the Company's 1998 Senior Executive Incentive Plan.

(2)	Represents a payment of $1,068,748 made to Mr. Knigin as a result of Mark M. David, the Company's retired Chairman of the Board, and members of his family selling all of their shares of the Company's Common Stock for a purchase price of $1.70 per share. The sale activated a provision under Mr. Knigin's employment agreement which required the Company to make the lump sum payment to Mr. Knigin. Also includes $25,760 for automobile expenses and life and disability insurance policies paid for by the Company.

(3)	Represents amounts for automobile expenses and life and disability insurance policies paid for by the Company.

(4)	Represents amounts for automobile expenses and a disability insurance policy paid for by the Company.

(5)	Represents options to purchase shares of Common Stock granted under the Company's 1988 Non-Qualified Stock Option Plan.

Compensation Arrangements for Executive Officers

Melvyn Knigin

On January 28, 2003, the Company entered into an employment agreement with Melvyn Knigin, which provides for him to serve as the Company's President and Chief Executive Officer until June 30, 2007. Pursuant to the employment agreement, the Company paid Mr. Knigin a base salary of $500,000 and $525,000 for the fiscal years ended June 30, 2004 and 2005, respectively, and will pay him a base salary of $550,000 and $575,000 for the fiscal years ending June 30, 2006 and 2007, respectively. Mr. Knigin is also entitled to receive an annual bonus under the Company's discretionary 1998 Senior Executive Incentive Plan of not less than 3% of the Company's pre-tax income from $1,200,000 to $3,200,000 and an additional award in an amount of not less than 3.75% of pre-tax income in excess of $3,200,000. The agreement also provides for the Company to pay the premiums on a life insurance policy for Mr. Knigin providing a death benefit of $1,500,000 to Mr. Knigin's designated beneficiary and a disability insurance policy for Mr. Knigin providing a benefit of $10,000 per month payable to Mr. Knigin in the event of his disability until he turns 64. Mr. Knigin is also entitled to participate in the Company's group medical insurance and Retired Senior Executive Medical Plan for the duration of the agreement. If Mr. Knigin retires from employment at the expiration of the agreement, he may become entitled to a severance payment ranging from $500,000, if cumulative pre-tax profit for fiscal years 2003 through 2007 is at least $6,000,000, to an amount equal to 7.5% of the cumulative pre-tax profit for those fiscal years in excess of $10,000,000. The agreement also provided that Mr. Knigin may become entitled to certain payments in the event of a sale of the Company or a sale of substantially all of the Common Stock of the Company owned by Mark David and identified members of his family, which payments were to be applied against any severance obligations of the Company to Mr. Knigin. On February 11, 2004, a sale of Common Stock by Mark M. David and his family required a payment of $1,068,748 to Mr. Knigin, which was paid in April 2004. Pursuant to the employment agreement, Mr. Knigin is prohibited from disclosing confidential information of the Company and limits his right to seek employment with a competitor if his employment is terminated under certain circumstances.

Saul Pomerantz

On December 10, 2004, the Company entered into an employment agreement, effective as of December 1, 2004, with Saul Pomerantz, which provides for Mr. Pomerantz to continue to serve as the Company's Executive Vice President and Chief Operating Officer until November 30, 2006 at an annual base salary of $250,000. The agreement also provides that he will receive (a) for the fiscal year ended June 30, 2005, a bonus equal to 1.25% of the Company's net income before taxes and before calculation of all bonuses under the Company's 1998 Senior Executive Incentive Plan for such fiscal year ("Net Income") in excess of $1,200,000 and up to $3,200,000, and equal to 1.75% of Net Income in excess of $3,200,000 and (b) for the fiscal year ending June 30, 2006, a bonus in accordance with the terms of a plan intended to be adopted by the Company's Compensation Committee prior to July 31, 2005. Since the Compensation Committee determined not to adopt a new bonus plan, as provided in the agreement, the bonus, if any, will be paid under the existing bonus plan. The employment agreement also provides that if, during the employment term, Mr. Pomerantz is terminated by the Company without "cause" or he terminates his employment for "good reason" (as such terms are defined in the employment agreements), or if the Company does not continue his employment at the end of the employment term upon substantially similar terms, the Company will be required to pay to him (i) his base salary through the end of the employment term, (ii) any bonus which would have become payable under his employment agreement through the end of the employment term, (iii) the insurance benefits provided in his employment agreement through the end of the employment term and (iv) $200,000.00, payable in equal weekly installments for one year and medical coverage at the Company's expense for one year commencing on either (a) the last day of the employment term if his employment is terminated during the employment term or (b) the date of termination if his employment is terminated after the end of the employment term. Under the agreement, Mr. Pomerantz is prohibited from disclosing confidential information of the Company and employing or soliciting any of the Company's current employees to leave the Company during his employment and for a period of one year thereafter. In addition, on December 10, 2004, Mr. Pomerantz was granted a ten-year option to purchase 50,000 shares of the Company's Common Stock under the Company's 1988 Stock Option Plan at a price of $1.45 per share, exercisable as to 10,000 shares on each of the first through fifth anniversaries of the date of grant.

Thomas Rende

On December 10, 2004, the Company entered into an employment agreement, effective as of December 1, 2004, with Thomas Rende, which provides for Mr. Rende to continue to serve as the Company's Chief Financial Officer until November 30, 2006 at an annual base salary of $210,000 until

November 30, 2005 (with such salary retroactive to July 1, 2004) and $220,000 from December 1, 2005 until November 30, 2006. The agreement also provides that he will receive (a) for the fiscal year ended June 30, 2005, a bonus equal to 1.0% of the Company's net income before taxes and before calculation of all bonuses under the Company's 1998 Senior Executive Incentive Plan for such fiscal year ("Net Income") in excess of $1,200,000 and up to $3,200,000, and equal to 1.25% of Net Income in excess of $3,200,000 and (b) for the fiscal year ending June 30, 2006, a bonus in accordance with the terms of a plan intended to be adopted by the Company's Compensation Committee prior to July 31, 2005. Since the Compensation Committee determined not to adopt a new bonus plan, as provided in the agreement, the bonus, if any, will be paid under the existing bonus plan. The employment agreement also provides that if, during the employment term, Mr. Rende is terminated by the Company without "cause" or he terminates his employment for "good reason" (as such terms are defined in the employment agreements), or if the Company does not continue his employment at the end of the employment term upon substantially similar terms, the Company will be required to pay to him (i) his base salary through the end of the employment term, (ii) any bonus which would have become payable under his employment agreement through the end of the employment term, (iii) the insurance benefits provided in his employment agreement through the end of the employment term and (iv) $200,000.00, payable in equal weekly installments for one year and medical coverage at the Company's expense for one year commencing on either (a) the last day of the employment term if his employment is terminated during the employment term or (b) the date of termination if his employment is terminated after the end of the employment term. Under the agreement, Mr. Rende is prohibited from disclosing confidential information of the Company and employing or soliciting any of the Company's current employees to leave the Company during his employment and for a period of one year thereafter. In addition, on December 10, 2004, Mr. Rende was granted a ten-year option to purchase 75,000 shares of the Company's Common Stock under the Company's 1988 Stock Option Plan at a price of $1.45 per share, exercisable as to 15,000 shares on each of the first through fifth anniversaries of the date of grant.

Compensation Arrangements for Directors

Effective January 1, 2005, the Company began paying its outside directors in accordance with the terms of the Company's Non-Employee Director Compensation Plan. Each non-employee director receives (i) an annual stipend of $20,000, payable quarterly in arrears, (ii) $2,000 per day for board or committee meetings attended in person, regardless of the number of meetings held that day and (iii) $1,000 per meeting for board or committee meetings attended telephonically, unless two or more teleconference call meetings are held back-to-back on the same call, in which case each non-employee director will receive $1,000 for the entire call. Payment of the annual stipend and meeting fees are made, at the election of each non-employee director, in cash and/or shares of Common Stock under the Company's 2000 Performance Equity Plan in such proportion as is determined by each non-employee director. If a non-employee director elects to be paid in stock, either in full or in part, the number of shares of Common Stock to be issued is determined by dividing the dollar amount of the stipend and meeting fees earned during the quarter (or a percentage thereof, if the non-employee director elects to receive stock payment in part) by the last sale price of the Common Stock on the last trading day of each calendar quarter in which the fees were earned.

The Company also pays or reimburses each non-employee director for all transportation, hotel and other expenses reasonably incurred by the non-employee director in connection with attendance at board and committee meetings against itemized reports and receipts submitted with respect to any such expenses and approved in accordance with the Company's customary procedures.

On December 6, 2004, each non-employee director of the Company received a one-time grant of non-qualified options to purchase 12,000 shares of the Common Stock under the Company's 2000 Performance Equity Plan, at an exercise price of $1.36 per share, exercisable immediately and until the close of business on December 5, 2014.

Option Grants

The following table summarizes the number of exercisable and unexercisable options held by the Named Executive Officers at June 30, 2005, and their value at that date if such options were in-the-money:

2005 Year-End Option Values
	Number of securities underlying unexercised options at June 30, 2005		Value of securities underlying unexercised in-the-money options at June 30, 2005(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Melvyn Knigin	-0-	-0-	-0-	-0-
Saul Pomerantz	630,000	50,000	128,713	-0-
Thomas Rende	155,000	75,000	26,013	-0-

(1)	Represents the total gain that would be realized if all in-the-money options held at June 30, 2005 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $0.86, the closing price of the Common Stock on June 30, 2005.

Mr. Rende exercised 20,000 options during the fiscal year ended June 30, 2005 at an exercise price of $1.125 per share.

1998 Senior Executive Incentive Plan

In September 1998, the Compensation Committee adopted an incentive compensation plan. Under the 1998 Senior Executive Incentive Plan, as amended, the Compensation Committee has the discretion to award bonus compensation to senior executives in an amount not to exceed 6.75% of any increases in net income before taxes over the base amount of $1,200,000. No awards were made under the plan for fiscal 2005.

Employee Stock Ownership Plan

The Company adopted an Employee Stock Ownership and Capital Accumulation Plan ("ESOP") as of July 1, 1983. The ESOP is intended to comply with the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. A favorable determination letter was initially issued by the Internal Revenue Service with regard to the ESOP in February 1985. From time to time, the ESOP is amended as required to comply with amendments to the applicable statutes. Contributions to the ESOP by the Company are discretionary. The allocation of the contribution made in any year to eligible employees is based on their earnings. All employees over the age of 18 years who have been employed by the Company for one year are eligible to participate in the ESOP. Participants in the ESOP become vested after five years of employment with the Company. For the fiscal year ended June 30, 2005, the Company did not make a contribution to the ESOP. As of June 30, 2005, the ESOP owns 439,336 shares, or 2.8%, of the outstanding shares of the Company's Common Stock. Withdrawal of vested balances by participants can take place upon death, disability or early or normal retirement. Vested benefits will be paid to participants who have terminated their employment for reasons other than death, disability or early or normal retirement as quickly as possible after the third June 30th following their departure.

Stock Option Plans

2000 Performance Equity Plan

On February 21, 2000, the Board of Directors adopted the 2000 Performance Equity Plan covering 750,000 shares of Common Stock under which the Company's officers, directors, key employees and consultants are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. Shareholders approved the 2000 Plan on November 28, 2000. The 2000 Performance Equity Plan will terminate when no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until February 21, 2010. To the extent permitted under the provisions of the 2000 Plan, the Compensation Committee has authority to determine the selection of participants, allotment of shares, price and other conditions of awards. As of June 30, 2005, there were options outstanding to purchase 338,000 shares, exercisable at prices ranging from $0.625 per share to $1.36 per share. During fiscal 2005, 20,071 shares of Common Stock were issued and 48,000 stock options were granted under the 2000 Plan to non-employee directors pursuant to the Company's Non-Employee Director Compensation Plan.

1994 Incentive Stock Option Plan

In 1994, the Company adopted an Incentive Stock Option Plan. The shareholders of the Company approved the 1994 Plan on December 8, 1994. The purpose of the 1994 Plan is to enable the Company to attract and retain key employees by providing them with an opportunity to participate in the Company's ownership. The Compensation Committee makes awards under the 1994 ISOP. The 1994 ISOP is intended to comply with Section 422A of the Internal Revenue Code of 1986, as amended. All options are granted at market value as determined by reference to the price of shares of the Common Stock on the American Stock Exchange. As of June 30, 2005, there were options outstanding to purchase 620,000 shares, exercisable at prices ranging from $0.625 per share to $0.875 per share. Effective July 15, 2004, options can no longer be granted under the 1994 Incentive Stock Option Plan.

1988 Non-Qualified Stock Option Plan

On December 13, 1988, the Company's shareholders approved the 1988 Non-Qualified Stock Option Plan covering up to 1,666,666 shares of Common Stock to provide an additional continuing form of long-term incentive to selected officers of the Company. Unless terminated by the Board, the 1988 Plan shall remain effective until no further options may be granted and all options granted under the 1988 Plan are no longer outstanding. As of June 30, 2005, there were options outstanding to purchase 200,000 shares, exercisable at prices ranging from $0.625 per share to $1.45 per share. During the fiscal year ended June 30, 2005, the Company granted 50,000 options to Saul Pomerantz and 75,000 options to Thomas Rende, two of its executive officers.

Compensation Committee Information and Report

The Company's Compensation Committee is comprised of Peter Cole (chairman), Michael Salberg and Joel Simon, each an independent director under the American Stock Exchange listing standards. During the fiscal year ended June 30, 2005, the Compensation Committee met three times and acted by unanimous consent on one occasion.

Compensation Committee Report on Executive Compensation

This report is made by the Company's Compensation Committee, which currently consists of three non-employee directors. The responsibilities of the Compensation Committee include:

•	establishing the general compensation policy for the Company's executive officers, including the chief executive officer;

•	administering the Company's 1998 Senior Executive Incentive Plan, ESOP Plan, 2000 Performance Equity Plan and 1988 Non-Qualified Stock Option Plan; and

•	in administering each of these plans, determining who participates in the plans, establishing performance goals, if any, and determining specific grants and bonuses to the participants.

The Compensation Committee's executive compensation policies are generally designed to provide competitive levels of compensation that integrate pay with the Company's annual performance and long-term business objectives, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

Salaries are generally determined based on the Compensation Committee's assessment of the value of each executive's contribution to the Company, the results of recent past fiscal years in light of prevailing business conditions, the Company's goals for the ensuing fiscal year and, to a lesser extent, prevailing levels at companies considered to be comparable to, and competitors of, the Company. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources, as well as the executive officer's individual performance and level of responsibility.

The 1998 Senior Executive Incentive Plan is a discretionary performance-based compensation plan which provides for the payment of bonuses to senior executives in an amount not to exceed 6.75% of any incremental net income before taxes over the base amount of $1,200,000. During fiscal 2005, the Company entered into employment agreements with Saul Pomerantz, Executive Vice President and Chief Operating Officer, and Thomas Rende, Chief Financial Officer. Their employment agreements provide that they will receive (a) for the fiscal year ended June 30, 2005, a bonus equal to 1.25% and 1.0%, respectively, of Net Income in excess of $1,200,000 and up to $3,200,000, and equal to 1.75% and 1.25%, respectively, of Net Income in excess of $3,200,000 and (b) for the fiscal year ending June 30, 2006, a bonus in accordance with the terms of a plan intended to be adopted by the Company's Compensation Committee prior to July 31, 2005. Since the Compensation Committee determined not to adopt a new bonus plan, the bonus, if any, will be paid under the existing bonus plan. For the fiscal year ended June 30, 2005, no awards were made under this plan.

The Company's 1988 Non-Qualified Stock Option Plan, 1994 Incentive Stock Option Plan and 2000 Performance Equity Plan were adopted by the Company's shareholders and generally provide for grants of stock options, stock appreciation rights, restricted stock awards and other stock based awards to the Company's officers, directors, key employees and consultants. The Company may make grants to such individuals upon their employment or at subsequent dates based on recommendations made by the Company's senior management to the Compensation Committee. In connection with entering into employment agreements with each of Saul Pomerantz, Executive Vice President and Chief Operating Officer, and Thomas Rende, Chief Financial Officer, during the fiscal year ended June 30, 2005, the Company granted to Saul Pomerantz and Thomas Rende ten-year options to purchase 50,000 and 75,000 shares of the Company's common stock, respectively, under the 1988 Non-qualified Stock Option Plan at a price of $1.45 per share, exercisable as to 10,000 and 15,000 shares, respectively, on each of the first through fifth anniversaries of the date of grant.

The ESOP is a long-term incentive plan in which all employees are eligible to participate after meeting certain minimum service requirements. The Company maintains the ESOP for the benefit of its employees and enables them to share in the growth of the Company. The ESOP provides that participants will receive allocations of Common Stock at least equal to a portion of their annual compensation, subject to certain statutory maximums. The Company has the ability to make contributions to the ESOP, which contributions are solely in the discretion of the Company. Each ESOP participant becomes fully vested in his or her Common Stock ESOP account after the fifth year of his or her employment with the Company. During the fiscal year ended June 30, 2005, the Company did not make a contribution to the ESOP.

Compensation of the Chief Executive Officer

Melvyn Knigin served as the Company's President and Chief Executive Officer during the fiscal year ended June 30, 2005. Mr. Knigin's base salary for such year was determined in accordance with the amended employment agreement that the Company entered into with him in January 2003. Mr. Knigin's base salary was at the rate of $525,000 for the fiscal year ended June 30, 2005, increasing $25,000 each year to a base salary of $575,000 for the fiscal year ending June 30, 2007.

Compensation Committee

Peter Cole
Michael A. Salberg
Joel M. Simon

Compensation Committee Interlocks and Insider Participation

No officers who are directors participated in deliberations regarding executive officer compensation and there are no "interlocks" with respect to any director who serves or for any part of 2005 served as a member of the Compensation Committee.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the performance of the Company for the five-year period ending June 30, 2005 with the performance of the NASDAQ market index and the average performance of companies comprising the Dow Jones Industry Group – DJ US Clothing & Accessories Index (Peer Group Index), which for this year numbered 68 companies. The index reflects reinvested dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARES 5-YEAR CUMULATIVE TOTAL RETURN
AMONG MOVIE STAR, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON JULY 1, 2000
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDED JUNE 30, 2005

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reporting persons are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on the review of the copies of these forms furnished to the Company and representations that no other reports were required, all Section 16(a) reporting requirements were complied with during the fiscal year ended June 30, 2005.

Certain Relationships and Related Transactions

None.

PROPOSAL 2

Approval of an Amendment to the Company's Certificate of Incorporation to Eliminate the Personal Liability of Directors to the Fullest Extent Permitted by the New York Business Corporation Law.

The Board of Directors has unanimously declared it advisable and recommends to the Company's shareholders that the Company's Certificate of Incorporation be amended to add the following provision as new Article 9 ("Amendment"):

"The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented."

Reasons for Amendment

Section 402(b) of the New York Business Corporation Law authorizes the inclusion of a provision in the certificate of incorporation of a New York corporation limiting the personal liability of directors to the corporation or its shareholders for monetary damages for any breach of duty in that capacity. Section 402(b) was adopted in 1987 in response to the deterioration in the market for directors' liability insurance. The New York legislature viewed the difficulty of obtaining such insurance, and the significantly increased cost of such insurance, as a threat to the quality and stability of corporate governance in New York because many directors are unwilling to serve without insurance protection, and those who do serve may be inhibited, because of the unavailability of insurance, from making business decisions which may be in the best interest of the corporation. The Board of Directors has determined that the Amendment, which will take full advantage of the provisions of Section 402(b), is in the best interests of the shareholders as well as the Company because it will help the Company remain competitive in its ability to attract and retain qualified directors and better enable its directors to exercise their judgment in making decisions that they believe to be in the best interest of the Company. The Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or potential director, although it should be noted that the members of the Board of Directors have an interest in the approval of the Amendment since the Amendment could relieve such members of a significant potential liability if an applicable claim should arise.

Description and Effect of the Amendment

Under New York law, members of the Board of Directors owe certain fiduciary duties to the Company and its shareholders, including the duty to act in good faith and with the degree of care that an ordinary person in a like position would use under similar circumstances. In appropriate cases, the Company or its shareholders may bring an action to recover monetary damages from directors for a breach of their duties, including the duty of care. An action may also be brought seeking equitable relief enjoining or rescinding a transaction resulting from such a breach. The Amendment will limit the liability of directors to the Company or its shareholders for monetary damages arising out of the directors' breach of their fiduciary duty of care (i.e., for negligence or gross negligence). However, the Amendment will not eliminate any director's liability for monetary damages if a judgment or other final adjudication against any director establishes (i) a failure to act in good faith, (ii) intentional misconduct, (iii) a knowing violation of law, (iv) that such director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or (v) willful or negligent conduct in declaring dividends or other distributions, repurchasing stock out of other than lawfully available funds under Section 513 of the New York Business Corporation Law, the improper distribution of assets to shareholders after dissolution or the making of any loan contrary to Section 714 of the New York Business Corporation Law. The Amendment will not entirely eliminate the directors' duty of care; rather, it will only eliminate monetary damage awards resulting from a breach of that duty. In the event of a breach of the directors' duty of care, shareholders or the Company still will have the right to bring an action seeking equitable relief, although it should be noted that, as a practical matter, equitable remedies may not be available in certain circumstances such as after a transaction has been effected. The Amendment will not limit directors' liability for claims brought by parties other than the Company or its shareholders or for claims arising in connection with violations of federal securities laws and other federal laws which preempt state laws. The Amendment may reduce the likelihood of derivative litigation against directors and may discourage or deter management and shareholders from bringing a lawsuit against directors for breach of their duty even though such an action, if successful, might otherwise have benefited the Company and its shareholders. The Amendment also may eliminate liability for monetary damages for negligence or gross negligence in situations involving a contest for control of the Company. The Amendment will limit the liability of directors only for future conduct and will not limit liability for conduct which predates the Amendment. The Company is not aware of any pending or threatened litigation, nor has it recently engaged in any litigation, which has or would involve the type of liability of directors which would be protected by the Amendment. The Amendment further provides that any repeal or modification of the Amendment or the adoption of any other provision in the Certificate of Incorporation inconsistent with the Amendment by the Company's shareholders will not adversely affect any right or protection of the directors existing at the time of such repeal, modification or adoption.

The favorable vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote thereon, present in person or by proxy at the meeting, is required for approval of the Amendment to the Certificate of Incorporation.

The Board of Directors recommends a vote FOR the approval of the Amendment to the Company's Certificate of Incorporation to eliminate the personal liability of directors to the fullest extent permitted by the New York Business Corporation Law.

PROPOSAL 3

Ratification of Selection of Mahoney Cohen & Company, CPA, P.C. as Auditors

The Board of Directors has selected Mahoney Cohen & Company, CPA, P.C. to audit the books and records of the Company for its fiscal year ending June 30, 2006. The Company has been advised by Mahoney Cohen & Company, CPA, P.C., that the firm has no relationship with the Company other than that arising from the firm's engagement as auditors, tax advisors and consultants.

In the event the shareholders fail to ratify the appointment, the Board of Directors will consider it as direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interest of the Company and its shareholders

Representatives of Mahoney Cohen & Company, CPA, P.C. will be present at the Annual Meeting, during which they will be afforded the opportunity to make a statement if they so desire, and shareholders will be afforded the opportunity to ask appropriate questions.

The Board of Directors unanimously recommends a vote "FOR" ratification of the selection of Mahoney Cohen & Company, CPA, P.C. to audit the books and records of the Company for the fiscal year ending June 30, 2006.

SOLICITATION OF PROXIES

The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.

2006 ANNUAL MEETING SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for any shareholder proposal or nomination to be presented at the Annual Meeting of Shareholders to be held in 2006 or to be eligible for inclusion in the Company's Proxy Statement for such meeting, they must be received by the Company at its principal executive offices by June 26, 2006. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder's number of shares of Common Stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the Shareholder Meeting, intention to appear in person or by proxy at the Shareholder Meeting and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to the Nominating Committee a candidate for election to the Board of Directors should send their letters to Movie Star, Inc., 1115 Broadway, 11th Floor, New York, NY 10010, Attention: Nominating Committee. The Corporate Secretary will promptly forward all such letters to the members of the Nominating Committee. Shareholders must follow certain procedures to recommend to the Nominating Committee candidates for election as directors. In general, in order to provide sufficient time to enable the Nominating Committee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with the Company's Annual Meeting of Shareholders, the Corporate Secretary must receive the shareholder's recommendation no later than thirty days after the end of the Company's fiscal year.

The recommendation must contain the following information about the candidate:

•	Name;

•	Age;

•	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 20 years (or such shorter period as the candidate has been in the workforce);

•	Educational background;

•	Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;

•	Three character references and contact information;

•	The number of shares of Common Stock of the Company beneficially owned by the candidate;

•	The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

•	A signed consent of the nominee to serve as a director of the Company, if elected.

OTHER SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors provides a process for shareholders and interested parties to send communications to the Board. Shareholders and interested parties may communicate with the Board of Directors, any committee chairperson or the non-management directors as a group by writing to the Board or committee chairperson in care of Movie Star, Inc. 1115 Broadway, New York, New York 10010. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson or all non-management directors.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, shareholders are advised that the Company's management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the 2006 Annual Meeting of Shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at the Company's principal office in New York, New York, not later than September 8, 2006.

OTHER MATTERS

The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors
Saul Pomerantz, Secretary

New York, New York
October 28, 2005

ANNUAL MEETING OF SHAREHOLDERS OF

MOVIE STAR, INC.

December 13, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

- ○ Melvyn Knigin
- ○ Saul Pomerantz
- ○ Thomas Rende
- ○ Joel M. Simon
- ○ Michael A. Salberg
- ○ Peter Cole
- ○ John L. Eisel

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MOVIE STAR, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MELVYN KNIGIN and SAUL POMERANTZ, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Movie Star, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company to be held at Club 101 on the Main Floor, 101 Park Avenue, New York, New York, on December 13, 2005 at 9:30 A.M., and at any adjournments thereof;

IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR ALL PROPOSALS IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS.

(Continued and to be signed on the reverse side)

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